Exhibit 99.1

Lucid Diagnostics Provides Business Update and Reports Second Quarter 2026 Financial Results

Recognized 2Q26 revenue of $1.5 million

Processed 2,770 EsoGuard® tests

Secured first laboratory benefit manager (LBM) EsoGuard coverage policy

Conference call and webcast to be held today, August 13, at 8:30 AM EDT

NEW YORK, August 13, 2026 - Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid” or the “Company”) a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM) (“PAVmed”), today provided a business update for the Company and reported financial results for the second quarter ended June 30, 2026.

Conference Call and Webcast

The webcast will take place on Thursday, August 13, 2026, at 8:30 AM and will be accessible in the investor relations section of the Company’s website at luciddx.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “Lucid Diagnostics Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at luciddx.com.

Business Highlights

“Lucid’s commercial momentum strengthened throughout the second quarter and in recent weeks,” said Lishan Aklog, M.D., Lucid’s Chairman and Chief Executive Officer. “We continue to advance multiple commercial priorities while awaiting a positive draft Medicare coverage policy for EsoGuard. We secured positive commercial coverage policies, accelerated engagement with the VA and major health systems, and demonstrated the long-term economic value of EsoGuard testing. Progress across these initiatives positions Lucid to capitalize on EsoGuard’s significant clinical and commercial opportunity, while increasing the company’s visibility and thereby expanding opportunities for broader strategic engagement.”

Highlights from the second quarter and recent weeks:

●	Recognized $1.5 million in EsoGuard revenue for 2Q26.
●	Processed 2,770 EsoGuard® Esophageal DNA Tests in 2Q26.
●	Secured a commercial coverage policy for EsoGuard from Concert, a healthcare technology company recently acquired by Lyric that establishes laboratory testing policies its client health plans can adopt. The policy recognizes EsoGuard as medically necessary for patients meeting established screening criteria and has already been adopted by multiple Concert client health plans.
●	Developed a health economic cost-effectiveness model evaluating EsoGuard screening to support commercial payor engagement and coverage decisions, with preliminary results demonstrating improved clinical outcomes and cost-effectiveness.

Financial Results

●	For the three months ended June 30, 2026, EsoGuard related revenues were $1.5 million. Operating expenses were approximately $14.3 million, which included stock-based compensation expenses of $1.7 million. GAAP net loss attributable to common stockholders was approximately $14.7 million, inclusive of a deemed Preferred Stock dividend of $3.0 million, or $(0.08) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss for the three months ended June 30, 2026 was approximately $10.9 million or $(0.06) per common share.

●	Lucid had cash and cash equivalents of $33.4 million as of June 30, 2026, compared to $34.7 million as of December 31, 2025.

●	The unaudited financial results for the three and six months ended June 30, 2026, were filed with the SEC on Form 10-Q on August 12, 2026, and available at www.luciddx.com or www.sec.gov.

Lucid Non-GAAP Measures

●	To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA), and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense and other non-cash income and expenses, if any. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment, and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and six months ended June 30, 2026, and 2025 are as follows:

(in thousands except per-share amounts)	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025

Revenue	$1,474	$1,163	$2,730	$1,991

Operating expenses	14,275	12,547	27,644	25,862
Other (Income) expense, net	(1,114)	(6,945)	682	7,476
Net Loss	(11,687)	(4,439)	(25,596)	(31,347)
Net income (loss) per common share, basic and diluted	$(0.08)	$(0.08)	$(0.24)	$(0.52)
Net loss attributable to common stockholders	(14,715)	(7,888)	(38,343)	(43,906)
Preferred Stock dividends and deemed dividends	3,028	3,449	12,747	12,559
Net income (loss) as reported	(11,687)	(4,439)	(25,596)	(31,347)
Adjustments:
Depreciation and amortization expense[1]	224	222	446	443
Interest expense, net[2]	(73)	(104)	(137)	(162)
EBITDA	(11,536)	(4,321)	(25,287)	(31,066)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	1,694	1,143	3,104	2,174
Operating expenses issued in stock[1]	29	73	57	147
Change in FV convertible debt[2]	(1,041)	(6,841)	819	7,638
Non-GAAP adjusted (loss)	$(10,854)	$(9,946	$(21,307)	$(21,107)
Basic and Diluted shares outstanding	183,124	98,989	161,729	83,976
Non-GAAP adjusted (loss) income per share	$(0.06)	$(0.10)	$(0.13)	$(0.25)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

(in thousands except per-share amounts)	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Cost of revenues	$1,445	$1,563	$3,070	$3,114
Stock-based compensation expense[3]	(14)	(38)	(128)	(109)
Net cost of revenues	1,431	1,525	2,942	3,005

Amortization of intangible assets	105	105	210	210

Sales and marketing	5,757	4,007	10,777	8,076
Stock-based compensation expense[3]	(338)	(245)	(593)	(485)
Net sales and marketing	5,419	3,762	10,184	7,591

General and administrative	5,776	5,617	11,188	11,779
Depreciation expense	(119)	(117)	(236)	(233)
Operating expenses issued in stock	(29)	(73)	(57)	(147)
Stock-based compensation expense[3]	(1,169)	(741)	(2,075)	(1,342)
Net general and administrative	4,459	4,686	8,820	10,057

Research and development	1,192	1,255	2,399	2,683
Stock-based compensation expense[3]	(173)	(119)	(308)	(238)
Net research and development	1,019	1,136	2,091	2,445

Total operating expenses	14,275	12,547	27,644	25,862
Depreciation and amortization expense	(224)	(222)	(446)	(443)
Operating expenses issued in stock	(29)	(73)	(57)	(147)
Stock-based compensation expense[3]	(1,694)	(1,143)	(3,104)	(2,174)
Net operating expenses	$12,328	$11,109	$24,037	$23,098

About Lucid Diagnostics

Lucid Diagnostics Inc. is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. Lucid is focused on the millions of patients with GERD, also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device - the first and only commercially available tools designed with the goal of preventing esophageal cancer and cancer deaths through widespread, early detection of esophageal precancer in at-risk patients.

For more information, please visit luciddx.com and for more information about its parent company PAVmed, please visit pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid Diagnostics’ clinical and preclinical studies; whether and when Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of Lucid Diagnostics’ products once cleared and commercialized; Lucid Diagnostics’ ability to raise additional funding as needed; and other competitive developments. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

Vice President, Investor Relations

PAVmed and Lucid Diagnostics
mjr@pavmed.com